AGREEMENT FOR PURCHASE
                                AND SALE OF STOCK






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


                             AGREEMENT FOR PURCHASE
                                AND SALE OF STOCK

               THIS AGREEMENT made this ___ day of May, 1999, between and among NEBRASKA BOOK COMPANY, INC., a Kansas corporation ("Buyer"), DENNIS ROTHER, an individual residing in College Station, Texas, and LARRY ROTHER, an individual residing in Austin, Texas (individually "Seller" and collectively the "Sellers"), who own all of the issued and outstanding stock of TRIRO, INC., a Texas corporation (the "Company"), and the Company.

                                   WITNESSETH:

               WHEREAS, Sellers own all of the issued and outstanding shares of capital stock of the Company; and

               WHEREAS, Sellers desire to sell to Buyer and Buyer desires to purchase from Sellers all of the issued and outstanding shares of capital stock of the Company.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

                              ARTICLE I: AGREEMENT

        1.01. Purchase and Sale of Stock. Subject to the terms and conditions herein contained, at the Closing (as hereinafter defined), each Seller shall sell, transfer, assign and deliver to Buyer, and the Buyer shall purchase from each Seller, the number of shares of common stock of the Company, $1.00 par value each (collectively, the "Stock"), set forth opposite each Seller's name on Exhibit A hereto, which shares shall constitute all of the issued and outstanding capital stock of the Company.

                           ARTICLE II: PURCHASE PRICE

        2.01. Purchase Price. The purchase price for the Stock shall be Twelve Million Six Hundred Six Thousand Dollars ($12,606,000) (herein the "Purchase Price"). The Purchase Price shall be paid to Sellers on the terms set forth in
Section 2.02 hereof. Of this amount, the sum of Fifty Thousand Dollars ($50,000) shall be allocated as consideration for the Covenant Not to Compete Agreements with the Sellers, and the parties shall report such allocation consistent herewith on their respective federal and state income tax returns.

        2.02 Method of Payment. The Purchase Price shall be paid as three components consisting of the Deposit, the Closing Payment, and the Deferred Consideration, as described in this Section 2.02. All payments made by Buyer shall be by wire transfer or cashier's or certified check, as directed by Sellers. Buyer shall have no responsibility for allocating any amount between Sellers.

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        (a) Earnest  Money  Deposit.  Buyer has deposited the sum of One Hundred
Fifty Thousand Dollars ($150,000) as an earnest money deposit (the "Deposit") with U.S. Bank Trust, N.A., of Lincoln, Nebraska, (the " Initial Escrow Agent") pursuant to the terms of an Escrow Agreement dated May 12, 1999. At the Closing, the Deposit shall be paid to the Sellers and credited to Buyer as a portion of the Purchase Price.

        (b) Closing Payment. At the Closing,  Buyer shall pay to Sellers the sum
of  Eleven  Million  One  Hundred  Thirty-six  Thousand  Dollars   ($11,136,000)
(the"Closing Payment") as a portion of the Purchase Price.

        (c) Deferred Consideration. At the Closing, Buyer shall pay to First American Bank, SSB of Bryan, Texas (the "Final Escrow Agent") the sum of One Million Three Hundred Twenty Thousand Dollars ($1,320,000) (the "Deferred Consideration") to be held in an interest bearing account of Sellers' choosing and payable pursuant to the terms of this Agreement and the Escrow Agreement attached hereto as Exhibit B.

               (i) Two (2) weeks after receipt by Buyer of the Closing Balance Sheet described in Article IV hereof, the amount of Deferred Consideration which exceeds the sum of (A) Six Hundred Sixty Thousand Dollars ($660,000) plus (B) the amount of Claims (as defined in Article IX hereof) asserted prior to the date of such disbursement shall be paid to the Sellers by the Final Escrow Agent.

               (ii) The Final Escrow Agent shall hold the balance of the Deferred Consideration which is not paid to Sellers under subsection 2.02(c)(i) above in an interest-bearing escrow account of Sellers' choosing until the expiration of one year after the Closing Date. The Deferred Consideration shall be subject to reduction as provided in Article IX of this Agreement. If Buyer incurs any loss or damage as described in said Article IX, Buyer shall have the right to offset any such amounts against the Deferred Consideration as described in Section 9.03 in addition to any other remedies to which it may be entitled.

                              ARTICLE III: CLOSING

               3.01 Closing; Closing Date. The closing ("Closing") of the purchase and sale of the Stock and of the other transactions contemplated herein shall take place on the later of: (i) June 1, 1999, or (ii) the date that all conditions of Closing set forth in this Agreement are satisfied or waived; provided, however, that either party shall have the right to terminate this Agreement by written notice to the other if this transaction has not closed by the later of June 15, 1999 or two (2) business days after receipt by Buyer of the Audited March 31 Statements, unless all parties mutually agree in writing to extend the Closing beyond such date. The Closing shall take place at the offices of West, Webb, Allbritton & Gentry, P.C., 1515 Emerald Plaza, College Station, Texas, or at such other place as may be mutually agreed upon by Buyer and Sellers. The day of the Closing is sometimes referred to herein as the Closing Date.

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                        ARTICLE IV: CLOSING BALANCE SHEET

               4.01 Physical Inventory; Closing Balance Sheet; Warranties. A physical inventory for the Company shall be taken within one (1) week following the Closing, with representatives of Buyer and Sellers participating, and as soon as reasonably possible after the Closing, but in no event later than ninety
(90) days after the Closing, a balance sheet and related statements of income, and changes in stockholders' equity for the Company (the "Closing Balance Sheet") shall be prepared as of the Closing Date, in accordance with generally accepted accounting principles consistently applied to fairly present the financial condition, assets and liabilities of the Company as of such date. It shall be Buyer's obligation to cause the Company to furnish such Closing Balance Sheet with any and all expenses incurred in taking such physical inventory and in completing the Closing Balance Sheet to be borne by Buyer. Lastly, it shall be within the Buyer's sole discretion: (i) as to the type and extent of the physical inventory to be taken under and pursuant to the provisions of this
Section 4.01; and (ii) as to whether or not the Closing Balance Sheet is audited and, if so, the extent of any such audit.

                    ARTICLE V: REPRESENTATIONS AND WARRANTIES

               5.01 Representations and Warranties of Shareholders. Except as otherwise qualified in the schedule attached hereto as Exhibit C (herein referred to as the "Disclosure Schedule") (such qualifications making specific reference to the respective (sub)section of this Agreement to which they apply; provided that failure to list all subsections to which a particular qualification applies shall not make such qualification ineffective), the Sellers, and each of them jointly and severally, represent and warrant to Buyer that the following representations and warranties are true and correct in all material respects, and shall be deemed remade at and as of the Closing Date:

               (a) Organization, Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Texas, and has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as now conducted; to execute, deliver and perform its obligations hereunder; and to consummate the transactions contemplated thereby. The Company is qualified to do business and is in good standing in every jurisdiction in which a failure to do so could have an adverse effect on its assets, business or prospects. The Company possesses all governmental and other permits, licenses and approvals necessary to own or lease its properties and assets and to carry on its business as now conducted. The states in which the Company is qualified to do business as a foreign corporation, and a description of such permits, licenses and approvals are listed on the Disclosure Schedule. True and complete copies of the articles of incorporation, as amended to date, and the by-laws, as amended to date, of the Company have been furnished to Buyer.


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               (b)  Authorization  by  Sellers.  Each  Seller has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered pursuant hereto and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms,
except  to  the  extent  limited  by  applicable   bankruptcy,   reorganization,
insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights.

               (c) Authorization by Company. The execution and delivery by the Company of this Agreement and each other document to which the Company is a party executed in connection herewith, and the performance of each of its obligations hereunder and thereunder, have been duly authorized and approved by all necessary corporate action prior to the date of this Agreement. This Agreement and each other document to which the Company is a party executed in connection herewith have been duly and validly executed and delivered by the Company and, subject only to the approval of the Sellers, constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors rights.

               (d) No Violation By Company. The execution, delivery and performance by the Company of this Agreement and each other document to which the Company is a party executed in connection herewith and the consummation by the Company of the transactions contemplated hereby and thereby and the compliance by the Company with the provisions hereof and thereof, will not, with or without the giving of notice or the passage of time, (a) violate any law, ordinance, rule or regulation applicable to the Company, (b) violate any judgment, writ, injunction, order or decree of any court, arbitrator or governmental authority applicable to the Company or (c) except as set forth on the Disclosure Schedule, result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default or an event of acceleration under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to its articles of incorporation or by-laws, or any commitment, contract, indenture, mortgage, note or other agreement or instrument to which the Company is a party or by which any of its properties or assets are bound. Except as set forth in the Disclosure Schedule, no consent, authorization or approval of, or waiver or exemption by, or filing or registration with or notice to, any federal, state, or local authority, or any other person or entity is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement and the other documents to be executed, delivered and performed pursuant hereto by the Company, or the consummation of the transactions contemplated thereby.



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               (e)  No  Violation  by  Sellers.  The  execution,   delivery  and
performance by each Seller of this Agreement and each other document to which the Sellers, or either of them, are a party executed in connection herewith and the consummation by Sellers of the transactions contemplated hereby and thereby and the compliance by Sellers with the provisions hereof and thereof, will not, with or without the giving of notice or the passage of time, (a) violate any law, ordinance, rule or regulation applicable to the Sellers, (b) violate any judgment, writ, injunction, order or decree of any court, arbitrator or governmental authority applicable to any Seller or (c) except as set forth on the Disclosure Schedule, result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default or an event of acceleration under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon the Stock pursuant to any commitment, contract, indenture, mortgage, note or other agreement or instrument to which any Seller is a party or by which the Stock is bound. Except as set forth on the Disclosure Schedule, no consent, authorization or approval of, or waiver or exemption by, or filing or registration with or notice to, any federal, state, or local authority, or any other person or entity is required to be obtained or made by Sellers in connection with the execution, delivery and performance of this Agreement and the other documents to be executed, delivered and performed pursuant hereto by Sellers, or the consummation of the transactions contemplated thereby.

               (f) Stock Ownership. Each Seller is the lawful and beneficial owner of record of the number of shares of Stock set forth opposite his or her name on Exhibit A hereto; and except as set forth on the Disclosure Schedule, such ownership is free and clear of all pledges, liens, encumbrances, claims and other charges of every kind, including, without limitation, subscriptions, options, warrants, rights, or other agreements granting to any person, firm or corporation any interest in or right to acquire from such Seller at any time, or upon the happening of any stated event, any shares (or interests therein) of the Stock owned by such Seller.

               (g)    Capitalization.

               (i) Shares. The authorized capital stock of the Company consists of 10,000 shares of common stock, $1.00 par value, of which 5,332 shares, and no more, are issued and outstanding and owned of record by the Sellers as indicated on Exhibit A hereto.

               (ii) No Restrictions. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued and outstanding, fully paid and nonassessable, and have not been issued in violation of any shareholder rights under applicable law, or its articles of incorporation or by-laws, or the terms of any agreement to which it is a party or by which it is bound. All of the issued and outstanding shares of the Company's capital stock have been issued in compliance with all applicable securities laws. Other than as listed on the Disclosure Schedule, the Company has no outstanding subscriptions, options, warrants, rights or other agreements of any kind granting to any person, firm or corporation any interest in or right to acquire from it at any time, or which are convertible or exchangeable into, or upon the happening of any stated event, any shares of capital stock of the Company, or any class or interests therein.

               (h) Investments. Except as set forth in the Disclosure Schedule, the Company does not own, directly or indirectly, any stocks, bonds or securities or any equity or other proprietary interest in any corporation, general or limited partnership, joint venture, limited liability company or partnership, business enterprise or other entity of any nature whatsoever.


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               (i) Financial  Statements.  Sellers have  delivered to Buyer true and complete copies of (1) the audited financial statements and balance sheets of the Company as of March 31 in each of the years 1998 and 1997, and the related audited statements of income, changes in stockholders' equity, and cash
flows,  together  with  the  report  thereon  of  Deloitte  &  Touche,   L.L.P.,
independent certified public accountants ("Deloitte & Touche"); and (2) the unaudited financial statements and balance sheets of the Company as of March 31, 1999 (the unaudited March 31, 1999 financial statements are referred to herein as the "Unaudited March 31 Statements"). Prior to Closing, Sellers shall deliver to Buyer true and complete copies of the audited financial statements and balance sheets of the Company as of March 31, 1999, and the related audited statements of income, changes in stockholders' equity, and cash flows, together
with  the  report   thereon  of  Deloitte  &  Touche  (the  "Audited   March  31
Statements").  The Unaudited  March 31 Statements are attached hereto as Exhibit
D. The Unaudited March 31 Statements and the Audited March 31 Statements are sometimes collectively referred to as the "March 31, 1999 Statements").

        (i) All such balance sheets and related financial statements, have been or will be prepared in accordance with generally accepted accounting principles consistently applied and have or will fairly present the financial condition, assets and liabilities of the Company as at the dates thereof and the results of the operations of the Company for the periods covered thereby.

        (ii) The amount of assets, liabilities and stockholders' equity on the Audited March 31 Statements, both by separate category and in the aggregate, shall not be materially different from the amount of any such category on the Unaudited March 31 Statements.

        (iii) The amount of assets, liabilities and stockholders' equity on the Closing Balance Sheet (as defined and set forth in Article IV hereof), both by separate category and in the aggregate, shall not be materially different from the amount of any such category on the Audited March 31 Statements, except as the same may have changed in the ordinary course of business between March 31, 1999 and the effective date of the Closing Balance Sheet, and except for the establishment of a reasonable reserve for uncollectible accounts receivable on the Closing Balance Sheet consistent with past experience related to uncollectible receivables.


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              (j) Liabilities and  Obligations.  The Company has no liabilities or obligations of any nature whatsoever, whether arising out of contract, tort, statute or otherwise, including federal or state income tax liabilities, which are not reflected, reserved against, or given affect to, in the March 31, 1999 Statements except: (i) those disclosed specifically in the Disclosure Schedule; and (ii) liabilities and obligations reasonably incurred in the ordinary course of the Company's business between March 31, 1999 and the Closing Date, all of which shall be reflected, reserved against or given effect to in the Closing Balance Sheet. Sellers are not aware of any basis for assertion against the Company of any liabilities or obligations not reflected, reserved against or given effect to in the March 31, 1999 Statements, or in the Disclosure Schedule except for liabilities and obligations described in clause (ii) of this paragraph (j), and Sellers shall disclose all such liabilities or obligations to Buyer's representatives preparing the Closing Balance Sheet, and shall be included on the Closing Balance Sheet.

               (k) Absence of Certain Changes. Since January 1, 1999, there has not been: (i) any material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities, or business of the Company; (ii) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, assets, liabilities, or business of the Company; (iii) any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of the Company, other than an annual dividend of one dollar per share (an annual aggregate of $5,332), or any direct or indirect redemption, retirement purchase or other acquisition of any of such capital stock or any issuance of shares of capital stock or the granting, issuance or exercise of any right, warrant, option or similar commitment relating to the Company's authorized or issued capital stock; (iv) any increase in the compensation, commissions or perquisites payable or to become payable by the Company to any director, officer, employee or agent of the Company except those incurred in the ordinary course of the business of the Company consistent with past practice, or any payment of any bonus, profit sharing or other extraordinary compensation to any employee of the Company except those incurred in the ordinary course of business of the Company consistent with past practice including, but not limited to, the bonuses that the Company has paid or intends to pay prior to Closing based upon the results of the March 31, 1999 Statements, such bonuses to be in the approximate amount of $400,000 and to be paid in the ordinary course of the Company's business; (v) any change in the accounting methods or practices followed by the Company or any change in the amortization policies or rates theretofore adopted by the Company;
(vi) any cancellation of the debts owed to or claims held by the Company; (vii) other than in the ordinary course of business, any sale, lease, abandonment or other disposition by the Company of any real property or of any machinery, equipment or other operating properties, or any intangible assets utilized in the business of the Company; or (viii) except as set forth in the Disclosure Schedule, any notice given to a management or executive employee of the Company that any customer involving annual sales in excess of $1,000 has discontinued or intends to discontinue doing business with the Company, or substantially reduce the volume of such business. In addition, Sellers shall not make or cause any such changes through the Closing Date, and they shall report all such changes they become aware of in writing to Buyer's representatives preparing the Closing Balance Sheet and pursuant to the notice provisions set forth in Section 10.10 of this Agreement.


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               (l) Tax  Returns  and  Reports.  All  federal,  state,  local and foreign income, excise, property, sales, payroll and other tax returns and reports required to be filed by the Company (the "Tax Returns") have either been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, or the due dates of the same have been appropriately extended. All such returns and reports already filed properly reflect the taxes owed by the Company for the periods covered thereby. All federal, state, local and foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions which are called for as due by the Tax Returns to any taxing authority from the Company (the "Taxes"), have been properly accrued or paid. The Company has not received any notice of assessment or proposed assessment by the Internal Revenue Service or any other taxing authority in connection with any Tax Returns and there are no pending tax examinations of or tax claims asserted against the Company or its properties. There are no tax liens on any of the properties or assets of the Company except for liens of current taxes not yet due and payable. There is no basis for any additional assessment of any Taxes. The Company has not waived any law or regulation fixing, or consented to the extension of, any period of time for assessment of any Taxes which waiver or consent is currently in effect.

               (m) Title and Condition of Assets. The Company owns and has good marketable title to all of its properties and assets, including those assets and properties reflected in the Unaudited March 31 Statements and the Closing Balance Sheet and all properties and assets acquired by the Company between March 31, 1999, and the Closing Date, free and clear of all mortgages, liens, pledges, charges or encumbrances or other third party interests of any nature whatsoever, except for (i) the lien of current taxes not yet due and payable,
(ii) properties and assets disposed of by the Company since the date of the Unaudited March 31 Statements in the ordinary course of business for fair value, and (iii) such secured indebtedness as is disclosed in the Unaudited March 31 Statements or the Closing Balance Sheet. The properties and assets of the Company that are utilized in the operation of its business (including all buildings) are in good operating condition and repair, normal wear and tear excepted, adequate for the uses to which they are being put, and usable in the ordinary course of its business and conform to all applicable statutes, ordinances and regulations relating to their use and operation. A schedule of the fixed assets of the Company is attached as Exhibit E.

               (n) Real Estate and Leases. There is set forth in the Disclosure Schedule a brief description of all real estate (including buildings and improvements) owned by the Company according to the character of the property and the location thereof, together with a legal description of such real estate. The Company has good and marketable title to such owned real estate in fee simple free and clear of any encumbrances whatsoever except as set forth on the Disclosure Schedule or the lien of current taxes not yet due and payable. There is also set forth in the Disclosure Schedule a brief description (including in each case the monthly rental payable, the expiration date, a brief description of the property covered and the name of the lessor, including for each lessor in which any Seller has, directly or indirectly, any beneficial interest, the name and extent of such interest and name of such Seller) of every lease or agreement (written or oral) under which the Company is lessee of, or holds or operates, any property, real or personal, owned by any third party. Each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto. Neither the Company nor any other party thereto is in default under any such lease or agreement nor has any event occurred which with the passage of time or giving of notice would constitute such a default. The real property and the buildings thereon owned or utilized by the Company in the conduct of its business do not violate any present building, zoning or other laws or ordinances, or any agreements applicable thereto, and no notice of any such violation has been received by the Company.


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               (o) Contracts. All written or oral contracts, agreements, leases, mortgages and commitments ("Contracts"), to which the Company is a party or by which it may be bound (including without limitation, any and all guaranty and
indemnification   Contracts;   warranty   Contracts;   marketing,    dealership,
distributorship, franchise and similar Contracts; powers of attorney; patent, trademark and similar licenses; real and personal property leases, indentures, deeds of trust, mortgages, chattel mortgages and similar Contracts; conditional
sales  Contracts;   labor  and  collective  bargaining   Contracts;   employment
Contracts; and pension, profit sharing, bonus, incentive, deferred compensation, group insurance, severance pay, retirement or other employee benefit Contracts to which the Company is a party, or under which the Company may be obligated, or to which the Company or any of the rights, properties or assets of the Company may be subject or bound), but (i) excluding notes, security agreements and similar contracts relating to motor vehicles owned by the Company; (ii) excluding Contracts which involve a payment to or by the Company of less than $1,000 and which can be terminated without penalty by the Company within 30 days after written notice; (iii) excluding sales orders entered into in the ordinary course of business involving future payments to the Company of less than $1,000 individually; and (iv) excluding purchase orders entered into in the ordinary course of business involving future payment by the Company of less than $10,000 individually, are listed and briefly described in the Disclosure Schedule. To the best of Sellers' knowledge, all Contracts constitute legal, valid and binding obligations of the respective parties thereto, are in full force and effect on the date hereof, and neither the Company nor any other party thereto has violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of any Contract, the termination of which could have a material adverse effect upon the assets, liabilities, financial condition, or results of operations of the Company, except as set forth in the Disclosure Schedule. Correct and complete copies of all written Contracts disclosed on the Disclosure Schedule have been made available to Buyer.

               (p) Inventory. The inventory of the Company reflected in the Unaudited March 31 Statements, the Good Faith Estimates (as described in Section 8.01(l) hereof), and to be reflected in the Closing Balance Sheet, and the inventory acquired between March 31, 1999 and the Closing Date consists and shall consist of items of quantity and quality which are usable and salable in the ordinary course of the business of the Company consistent with past experience and/or practice at prices at least equal to the values on its books. All inventories are valued on the Unaudited March 31 Statements and will be valued in the Closing Balance Sheet according to the retail inventory method for all retail stores owned by the Company and according to the average cost method for warehouse goods.

               (q) Receivables. All accounts receivable of the Company shown on the Unaudited March 31 Statements, the Good Faith Estimates, and to be reflected in the Closing Balance Sheet (except to the extent reserved against thereon as being uncollectible) and any such receivables which arose since the respective dates thereof and prior to Closing (except to the extent reserved against on the books and records of the Company as being uncollectible consistent with past practices) are good and collectible in the ordinary course of business of the Company, and have arisen in the ordinary course of the Company's business. The amount of vendor credits are true and correct and the Company shall be entitled to the entire amount of each such credit against future purchases.

               (r) No Default, Violation or Litigation. The Company is not in violation of any law or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, laws, regulations, orders and restrictions applicable to environmental standards and controls, wages and hours, civil rights and occupational health and safety), which violation would have a material adverse effect upon the assets, liabilities, financial condition, or results of operation of the Company or its right to conduct its business as presently conducted, nor has it received any notice of noncompliance. There are no lawsuits, proceedings, claims or governmental investigations pending or threatened against, or involving the Company or its properties or business. There is no basis known to the Sellers for any action which would have an adverse effect upon the assets, liabilities, financial condition, or results or operations of the Company or its right to conduct its business as presently conducted. There are no judgments, consents, decrees, injunctions, or any other judicial or administrative mandates outstanding against the Company which could adversely affect the assets, liabilities, financial condition, or operations of the Company or its right to conduct its business as presently conducted.

               (s) Bank Accounts, Guarantees and Powers. The Disclosure Schedule sets forth: (i) a list of all accounts and deposit boxes maintained by the Company at any bank or other financial institution and the names of the persons authorized to effect transactions in such accounts and pursuant to such resolutions and with access to such boxes; (ii) all agreements or commitments of the Company guaranteeing the payment of money or the performance of other contracts by the Sellers or by any third persons; and (iii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company together with a summary of the terms thereof.

               (t) Insurance. The Disclosure Schedule contains a list of all insurance policies (specifying the insurer, the amount of the coverage, the type of insurance, the policy number and any pending claims thereunder) maintained by or on behalf of the Company on its properties, assets, business or personnel. All such policies are in full force and effect, and the Company is not in default with respect to any provision contained in any insurance policy, nor has it failed to give any notice or present any claim thereunder in due and timely fashion. The Company will keep all such policies in full force and effect to the Closing Date.

               (u) Employment and Labor Relations. The Company is not a party to or otherwise bound by any contracts, agreements or other commitments respecting employment or compensation of any of its officers, directors, agents or employees except as set forth in the Disclosure Schedule. There is no unfair labor practice complaint, labor disturbance or other controversy respecting persons or past employees pending, threatened or proposed against, or affecting the business of the Company, and Sellers have no knowledge of any facts or circumstances which would indicate that any claims, complaints or litigation could be brought against the Company in connection with employment matters. The Company is in compliance with all laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and it is not engaged in any unfair labor practice. The Company is not a party to any collective bargaining agreement with any labor union or organization, and none of the employees of the Company are represented by any labor union or organization. The Disclosure Schedule lists all current full-time employees and part-time employees, showing each employee's current hourly or monthly earnings.

               (v) Employee Benefits. For purposes of this Agreement, the term "Employee Plan" includes any pension, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan, or other employee benefit plan or arrangement, including without limitation, any pension plan ("Pension Plan") as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any welfare plan as defined in Section 3(1) of ERISA ("Welfare Plan"), whether or not any of the foregoing is funded, and whether written or oral, (a) to which the Company is a party or by which it is bound or (b) with respect to which the Company has made any payments or contributions, or may otherwise have any liability (including any such plan or arrangement formerly maintained by the Company).

               (i) There are no Employee Plans other than those listed in the Disclosure Schedule, and the Company has never been a party to any multi-employer plan.

               (ii) No Pension Plan to which the Company is a party is a "defined benefit plan" as defined in ERISA.

               (iii) Each Employee Plan, the administrator and fiduciaries of each Employee Plan, and the Company has at all times complied in all material respects with the applicable requirements of ERISA, including but not limited to the fiduciary responsibilities imposed by ERISA, HIPPA (the Health Insurance Portability and Accountability Act of 1996) and any other applicable law (including regulations and rulings thereunder) governing each Employee Plan, and each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law. No lawsuits or complaints to, or by, any person or governmental entity have been filed or are pending and no Seller has knowledge of any state of facts or contemplated event which could give rise to any such lawsuit or complaint with respect to any Employee Plan. Without limiting the foregoing, the following are true with respect to each Employee Plan:

                      (A) The  Company  has  filed  or  caused  to be filed on a timely basis each and every return, report, statement, notice, declaration and other document required by any government agency, federal, state and local (including, without limitation, the Internal Revenue Service and the Department of Labor) with respect to each Employee Plan.

                      (B) The Company has delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material, all plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary descriptions and reports, as are required under Title 1 of ERISA and/or the Internal Revenue Code, as amended ("Code").

                      (C) The Company is not delinquent as to  contributions  or payments to or in respect of any Employee Plan.

               (iv) With respect to each Employee Plan, there has not occurred, nor is any person or entity contractually bound to enter into, any transaction giving rise to any tax under Section 4975 of the Code or
        Section 406 of ERISA, or liability under Section 502(i) of ERISA.

               (v) The financial statements for each Employee Plan accurately reflect the financial condition and funding of the Employee Plan as of the date of such financial statements, and no adverse change has occurred with respect to the financial condition or funding of the Employee Plan since the date of such financial statements. A description of each financial statement is set forth on the Disclosure Schedule for each Employee Plan, or if there is no financial statement, it is so noted.

               (w) Environmental Provisions. With respect to any real estate owned or leased by the Company, and additionally, the Company represents and warrants to Buyer, that:

               (i) No claim, lawsuit, agency proceeding, or other legal, quasi-legal or administrative challenge is pending or threatened concerning the property, the operation of the property, or the existence of any hazardous substances thereon.

               (ii) To the best of their knowledge, the property has never been used for any industrial or commercial operation that utilizes hazardous substances except for limited usage of hazardous substances in the Company's silk screen operations conducted at its corporate offices in College Station, Texas (the "Silk Screen Operations").

               (iii) There has been no spill, discharge, release, deposit, or emplacement of any hazardous substance on the property, whether in containers or other impoundments, or directly in the lands or waters of the property in connection with the Silk Screen Operations resulting in Damages, and to the best of their knowledge, there has been no spill, discharge, release, deposit, or emplacement of any hazardous substance on the property, whether in containers or other impoundments, or directly in the lands or waters of the property otherwise by the Company.

               (iv)   To   the   best   of   their   knowledge,   there   is  no
        asbestos-containing or other hazardous materials in the structures on the property.

               (v) To the best of their knowledge, no electrical transformers, fluorescent light fixtures or other electrical equipment containing PCBs have been affixed or installed on or in the property.

               (vi) There are no storage tanks, barrels, sumps, impoundments, or other containers or equipment (movable or fixed) for the containment of hazardous substances in any part of the property except for those that may be associated with the Silk Screen Operations as disclosed on the Disclosure Schedule.

               (vii) No governmental entity has served upon the Company any notice claiming any violation of any statutes, ordinance, or regulations or noting the need for any repair, construction, alteration, or installation with respect to the property and hazardous substances or requiring any change in the means or methods of those conducting operations thereon. With respect to all operations by the Company, including without limitation the Silk Screen Operations, the Company has, at all times, complied with all federal, state and local laws, ordinances and regulations relating to and involving (A) industrial hygiene or to environmental conditions on, under or about such real estate, including, but not limited to, soil and groundwater conditions; and (B) the use, generation, manufacture, storage, disposal and transportation of hazardous materials.

               (x) Intellectual Property. Except as set forth in the Disclosure Schedule, the Company owns or has the right to use all patents, trademarks, trade names, service marks, franchises, and the technology necessary for the conduct of its business as presently conducted without infringing upon or conflicting with the rights of others, and the Company has not received any notice from a party claiming such an infringement or conflict; and Sellers are not aware of any facts or circumstances which would indicate that such an infringement or conflict could exist. All such patents, trademarks, trade names, service marks and franchises are described on the Disclosure Schedule and the Company's interest therein is similarly described.

               (y) Conflicts of Interest. Except as set forth on the Disclosure Schedule, no Seller, director, officer or, to the best of Sellers' knowledge, employee of the Company controls or is an employee, officer, director or agent of any corporation, firm, association, partnership, limited liability company or partnership, or other business entity which is a competitor, supplier or customer of the Company.

               (z) Disclosure; Capacity. Sellers have disclosed to Buyer all facts material to the assets, liabilities or business of the Company. No representation or warranty of the Sellers made hereunder or in the Disclosure Schedule or in any certificate, statement, or other document delivered by or on behalf of the Sellers hereunder contains any untrue statement or omission of a material fact which would cause the general interpretation of the statements to be misleading. Copies of all documents referred to on the Disclosure Schedule have been delivered or made available to Buyer, are true, correct and complete copies thereof, and include all amendments, supplements or modifications thereto or waivers thereunder. All representations and warranties by Sellers hereunder are made from knowledge acquired in their capacities as an individual, shareholder, officer, director, employee and any other relationship of such Seller to the Company.

               5.02 Representations and Warranties of Buyer. Buyer represents and warrants to each Seller that the following representations and warranties are true and correct in all material respects, and shall be deemed remade at and as of the Closing Date:

               (a) Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Kansas, with full corporate power and authority to conduct its business as now conducted.

               (b) Authorization. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and all other documents to be executed and delivered pursuant hereto by it and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and all other documents to be executed and delivered pursuant hereto by Buyer, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Buyer and this Agreement and all other documents to be executed and delivered pursuant hereto by Buyer constitute the valid and binding agreements of Buyer, enforceable against Buyer in accordance with its terms, except to the extent limited by applicable bankruptcy,
reorganization,   insolvency,  moratorium  or  other  similar  laws  of  general application relating to or affecting the enforcement of creditors rights. No consent of, or notice to, any federal, state or local authority, or any other person or entity is required to be obtained or made by Buyer in connection with the execution, delivery or performance of this Agreement and the other documents to be executed, delivered and performed by Buyer pursuant hereto.

               (c)  No  Public  Offering.  The  purchase  contemplated  by  this
Agreement has not involved any public offering and Buyer is purchasing the Stock for its own account for investment and with no present intention of distributing, reselling, or otherwise disposing of its interest in the Stock.

               (d) Profit Sharing Plan. With regards to the Triro, Inc. Employee Profit Sharing Plan and Trust (the "Plan") for the plan year ending December 31, 1999, Company employees who terminate service with the Company during the Plan Year ending December 31, 1999, will be allowed to receive their vested portion of their respective account balances in accordance with the Plan documents and applicable law.

                        ARTICLE VI: OPERATION OF BUSINESS

               6.01 Ordinary Course. The Company shall operate its business in the ordinary course until the Closing Date, and in connection therewith, all its business activities, including, without limitation, each of the following activities shall be operated in the ordinary course: ordering merchandise, maintaining usual and customary inventory levels, collecting accounts receivables, payment of expenses, and continuation of general promotional activities. Lastly, those bonuses paid or to be paid by the Company in the approximate amount of $400,000 and as referenced in subsection 5.01(k) hereof shall be considered as having been paid in the ordinary course of the Company's business and shall be taken into account by the parties as necessary when making the comparisons called for by the Sellers' representations and warranties relating to the various Company financial statements as set forth in subsection 5.01(i) hereof.

               (a) Right to Inspect. Buyer shall have the right to conduct any reasonable inspections or investigations with respect to the business of the Company and its properties, either individually or by utilizing a third party.

               (b) Access. Representatives of Buyer shall have free access to the business and records pertaining to the Company in order that Buyer may have full opportunity to make such investigation as it shall desire of the affairs of the Company relating to its assets, liabilities and business, provided that Buyer provides the Company reasonable prior notice of its desire to such access; and such activities by Buyer shall not interfere with the Company's normal business operations. Each party hereto shall have the right to make copies of all books and records received or retained by the other party hereunder.

               (c) Subsequent Events. If any Seller becomes aware of any fact or circumstance which would change or affect the accuracy of a representation or warranty in this Agreement, he shall immediately give written notice of any change, fact or circumstance to Buyer, but such notice shall not relieve Sellers of their liabilities or obligations with respect thereto.

               (d) Capital Improvements. Until the Closing, the Company shall continue to make capital improvements approved by Buyer on its bookstores at Tempe, Arizona (at Arizona State University) and at its bookstore on Guadalupe St. in Austin, Texas. In addition, the Company will continue acquiring and installing furniture and fixtures for its new bookstore in Wichita Falls, Texas.

               (e) Purchase of Certain Assets. With the written consent of Buyer, the Sellers shall be permitted to purchase certain assets of the Company as approved by Buyer for a price equal to the fair market value thereof as mutually agreed by the parties. Such purchases shall be consummated at or prior to Closing.

               6.02 Trade Name; Post Closing. Within five (5) years after Closing, the Company, including its successors and assigns, whether by merger, consolidation or assignment, shall cease to use the name "Rother's" in connection with any of its operations or business activities.

                       ARTICLE VII: DELIVERIES AT CLOSING

               7.01 Deliveries by Sellers. At the Closing, Sellers covenant and agree, jointly and severally, to deliver, or cause to be delivered, to Buyer the following:

               (a) Stock Certificates. The certificate or certificates representing the number of shares of Stock of the Company set forth opposite his or her name on Exhibit A, duly endorsed in blank (or with a stock power duly endorsed in blank and affixed to such certificate(s)), in proper form for transfer, free and clear of all options, liens, claims, charges, restrictions, equities and other encumbrances of any nature whatsoever.

               (b) Resignations. The written resignations of all directors and officers of the Company from those positions, effective as of the Closing Date, and the written resignation of Dennis Rother and Larry Rother as employees of the Company, and release of claims.

               (c) Corporate Records. All minute books, stock record books and transfer ledgers, securities, corporate records, and corporate seals of the Company.

               (d) Opinion of Counsel. An opinion of legal counsel to the Company dated the Closing Date and satisfactory to Buyer and its counsel.

               (e) Title Insurance. With respect to each parcel of real estate owned by the Company, and at the Company's expense, either an attorney's title examination or an owner's title insurance policy on such form as may be reasonably acceptable to Buyer issued as of the Closing Date (or by endorsement to such a policy) by a title insurance company of national repute reasonably acceptable to Buyer insuring fee simple title of such real estate in such amounts as may be reasonably specified by Buyer subject only to (i) such matters as are disclosed pursuant to Sections 5.01 (n) and (o) of this Agreement, (ii) liens of current state and local property taxes, not yet due and payable, and
(iii) such covenants, conditions and restrictions of record, roads and highways, and public utility easements which have not heretofore materially and adversely affected, and will not hereafter materially and adversely affect, the value or utility of such parcels of real estate (including any and all buildings, structures, fixtures and other improvements located thereon) as heretofore used, or as presently proposed to be used, by the Company and which have not materially impaired or interfered with, the operations of the Company. Such title insurance shall contain extended coverage over the general exceptions in the title insurance policy.

               (f) Survey. With respect to each parcel of real estate covered by a title examination or insurance policy deliverable under Section 7.01(e) above, and at the Company's expense, a survey (certified by a land surveyor registered in the state in which such parcel is located) as of a date acceptable to Buyer, in accordance with the Minimum Standard Detail Requirements for Land Surveys as adopted by the American Land Title Association and the American Congress on Surveying and Mapping. Each such survey shall show, without limitation, with respect to each such parcel of real estate (i) the legal description to each such parcel of real estate, (ii) any and all buildings, structures and other improvements located on such parcel of real estate and all "setback" lines and other restrictions in respect thereof which are of record or which have been established by any law, statute, code, ordinance, rule or regulation, (iii) any and all easements and rights of way with respect to such parcel of real estate,
(iv) all entrances to and exits from such parcel of real estate from public roads and highways and (v) no encroachments from or onto the parcel or any violations of any building line or easement.

               (g) Covenants Not to Compete. Non-competition agreements from each of the Sellers substantially in the form attached hereto as Exhibit F, and from Ronald Walberg ("Walberg") in a form mutually agreed to between Walberg and Buyer.

               (h)   Termination   of  Buy-Sell   Agreement.   A  duly  executed
termination of any agreement between or among the Company and/or Sellers which purports to restrict or affect the sale or transfer of the Stock.

               (i) Resignations-Profit Sharing Plan. The written resignations of Sellers from their positions as trustees of the Plan.

               (j) Notes Payable to Sellers. The originals of the promissory notes payable to Sellers and heretofore executed by the Company as set forth and more specifically described in subsection 8.03(f) hereof with the notation thereon "paid" and initialed by Sellers.

               (k) Life Insurance. Payment by Sellers to the Company for the amounts owed by the Sellers to the Company under the Split-Dollar Life Insurance Agreements as set forth and more specifically described in subsection 8.03(e) hereof, which amount shall not be less than the greater of the cash surrender or book value of such policies on the books and records of the Company.

               (l) Estoppel Certificates. Estoppel letters, in form and content satisfactory to Buyer, executed by the landlords of each of the real estate properties leased by the Company, verifying that each lease is in full force and effect, the remaining term and extension periods, rent payments are current, amount of security deposit, and that no defaults of landlord or tenant exist.

               (m) No Litigation. A certificate dated the Closing Date and signed by Sellers, the truth and accuracy of which shall be a condition to Buyer's obligation to consummate the transactions contemplated herein, to the effect that other than as described on the Disclosure Schedule, there is no action, suit or other proceeding pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

               (n) Accuracy of Representations; Performance of Covenants. A certificate dated the Closing Date and signed by Sellers, the truth and accuracy of which shall be a condition to Buyer's obligation to consummate the transactions contemplated herein, to the effect that, other than as described on the Disclosure Schedule, the representations and warranties of Sellers contained in this Agreement (except for factual changes in the information contained in the Disclosure Schedule or attachments hereto occurring after the execution of this Agreement and before Closing, which changes shall be noted on amendments to such information at Closing which are subject to approval by Buyer in its sole and absolute discretion) are true and correct as of the Closing Date, and that

Sellers have duly performed or complied with all of the obligations to be performed or complied with by them under the terms of this Agreement on or prior to Closing.

               (o) Further Assurances. At and following the Closing, Sellers, without further consideration, shall execute and deliver such other documents and instruments and take such further actions as Buyer may reasonably request in order to complete and perfect the transactions contemplated herein.

               7.02 Deliveries by Buyer. Buyer hereby covenants and agrees with each Seller, that at the Closing, Buyer will deliver, or cause to be delivered, the following:

               (a) Consideration for Stock. The Purchase Price shall be paid in accordance with the terms of Article II hereof.

               (b) Payment to Walberg. Payment by the Company to Ronald Walberg in the amount of Five Hundred Ninety-Four Thousand Dollars ($594,000.00) less appropriate reductions as set forth and more specifically described in subsection 8.03(d) hereof.

               (c) Notes Payable to Sellers. Payment by the Company to the Sellers of the unpaid principal and accrued interest owing under those promissory notes payable to Sellers and heretofore executed by the Company as set forth and more specifically described in subsection 8.03(f) hereof.

               (d) Board Resolution. A certified copy (dated as of the Closing) of the resolution of Buyer's Board of Directors authorizing and approving this Agreement and the consummation of each and every transaction contemplated by this Agreement, together with a certificate of incumbency certified by Buyer's Secretary.

               (e) Life Insurance. Delivery by the Company to Sellers of the necessary documents to release and transfer to Sellers all of its liens, collateral assignments, and all other rights and interests to the insurance policies which are the subject to such Split-Dollar Life Insurance Agreements dated October 15, 1993 by and between the Company and the Sellers as set forth and more specifically described in subsection 8.03(e) hereof.

               (f) Accuracy of Representations; Performance of Covenants. A certificate signed by an officer of Buyer, the truth and accuracy of which shall be a condition to Sellers' obligation to consummate the transactions contemplated herein, to the effect that the representations and warranties of Buyer contained in this Agreement are true and correct as of the Closing Date, and that Buyer has duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to Closing.

               (g) Further Assurances. At and following the Closing, Buyer, without further consideration, shall execute and deliver such other documents and instruments and take such further actions as Sellers may reasonably request in order to complete and perfect the transactions contemplated herein.

               7.03 Mutual Deliveries. Sellers and Buyer shall mutually execute and deliver the following documents referred to herein:

               (a) Escrow Agreement. The Escrow Agreement in form and substance attached hereto as Exhibit B, with such changes as may be required by the Final Escrow Agent and mutually satisfactory to the parties.

               (b) Other Documents. Such other documents and instruments as are referred to in this Agreement to be executed and delivered by both Sellers and Buyer.

                       ARTICLE VIII: CONDITIONS OF CLOSING

               8.01 Conditions to Buyer's Obligations. All obligations of Buyer under this Agreement are subject to the fulfillment at Closing of each of the following conditions:

               (a) Sellers' representations and warranties contained in this Agreement shall be true and correct in all material respects at the time of Closing as though such representations and warranties were made at such time;

               (b) Sellers shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at Closing;

               (c) Sellers shall make, or cause to be made, all deliveries described in Section 7.01 and Section 7.03 of this Agreement;

               (d) Between March 31, 1999, and the Closing, no material adverse change shall have occurred in the condition of the business, any leased premises, or the property of the Company;

               (e) All equipment, inventories, leased premises, and other physical elements of the property of the Company shall be in good condition, fully usable in the ordinary course of the operation of the business, and Buyer shall be reasonably satisfied with any inspections it shall conduct or have conducted with respect to the properties of the Company, including any environmental inspections or audits;

               (f) Buyer shall be reasonably satisfied that the business has been conducted only in the ordinary course from and after March 31, 1999, through the Closing Date;

               (g) Buyer shall have been satisfied in its sole and reasonable discretion with the results of any physical inventory described in Section 4.01 hereof, the Good Faith Estimates described in subsection 8.01(l) hereof; and with the other asset and liability listings of the Company as of the Closing Date;

               (h) Buyer shall have received a certificate of search for all UCC or other liens against the assets of the Company, certified on or about the Closing Date, indicating that there are no liens or claims against such assets or the Stock other than as disclosed in the Disclosure Schedule and liens against motor vehicles owned by the Company;

               (i) Buyer shall have reviewed and approved, or negotiated satisfactory terms, with respect to the lease of each of the real estate properties subject to lease by the Company, and with respect to the leases expiring (with no additional option period) within approximately three (3) years after Closing, as appropriate, the Company shall have entered into a written lease for the leased premises in form and substance satisfactory to Buyer to become effective on or before the Closing Date, and assignable by Buyer or the Company in the event Buyer reorganizes the Company with Buyer or with its parent or an affiliate and each lease between the Company and the Sellers or a party affiliated with the Sellers shall include a covenant whereby the Sellers or their affiliate, as the case may be, agrees that it will not lease another site in the building or property, or within an area with a radius of fifteen (15) miles from the location of the bookstore locations now operated by the Company, for the sale of college textbooks and apparel during the term of such leases with the Company; provided, however, notwithstanding anything to the contrary contained herein, should the lease between Sellers or their affiliated party and the Company at the George Bush or Blinn College stores terminate or expire, Sellers or their affiliated party shall be allowed to lease such store location to another party engaged in the book or apparel business on such terms as it deems desirable.

               (j) Buyer shall have entered into any employment agreements with key employees of the Company which it deems necessary, and Buyer shall be satisfied that those key employees who do not enter into employment agreements will continue to be employed with the Company after Closing;

               (k) Buyer shall have been satisfied in its sole and reasonable discretion that the business of the Company will not be materially affected by any products, equipment or software failing to be year 2000 compatible, and further, that the costs to Buyer to become year 2000 compatible will not be material;

               (l) Sellers shall deliver to Buyer unaudited  statements prepared by the Company and approved by the Sellers which constitute the good faith estimate of the Company and the Sellers of the following financial statement components of the Company as of April 30 and the Closing Date; cash and cash equivalents, accounts receivable, inventory levels, accounts payable and indebtedness (the "Good Faith Estimates"). Indebtedness shall mean the sum of
(A) indebtedness for borrowed money or for the deferred purchase price of property or services, including, without limitation, notes payable, credit line borrowing and long term debt, (B) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (C) accrued and unpaid taxes;

               (m) Sellers shall deliver to Buyer a list of all increases in compensation, commissions or perquisites payable or to become payable by the Company to any salaried employee of the Company since January 1, 1999, and a list of all bonuses paid or payable as described in Section 5.01(k) hereof;

               (n) Sellers shall have obtained the consent or approval of the third parties identified on the Disclosure Schedule related to the defaults identified under Sections 5.01 hereof;

               (o) Sellers shall deliver to Buyer a written description of actions taken by the Company out of the ordinary course of business as described in Section 5.01(k) hereof, and a written description of tax returns under extension as set forth in Section 5.01(l) hereof; and

               (p) Buyer shall have been satisfied in its sole discretion with the results of its due diligence investigations.

               8.02 Noncompliance. If any one or more of the conditions precedent set forth in Section 8.01 above shall not be in effect, complied with, or fulfilled on the Closing Date, after a reasonable period of time to correct by Sellers, Buyer may, by written notice to Sellers, elect in its sole and absolute discretion to either (i) cancel this Agreement and all obligations of Buyer hereunder, or (ii) execute a written waiver of compliance with any one or more of the said conditions precedent and close this transaction, provided that such waiver shall not release or relieve the Sellers from any liability if such waiver causes Damages to Buyer as provided in Article IX hereunder. Moreover, notwithstanding anything to the contrary contained in this Agreement, the non-fulfillment of, or the noncompliance by Sellers with, any of the conditions other than those set forth in subsections 7.01 (a), (b), (c), (h), (i), (j), (k) and (o), subsection 7.03 (a) and subsections 8.01(a) and (l) hereof, shall not be considered a "default" by either Seller under this Agreement as that term is used in the Escrow Agreement referenced under subsection 2.02(a) of this Agreement; provided, however, Sellers' failure to cooperate in good faith to consummate the transaction described herein on the terms set forth herein shall constitute a default for the purposes of said Escrow Agreement.

               8.03 Conditions to Sellers' Obligations. All obligations of the Sellers under this Agreement are subject to the fulfillment at Closing of the following conditions:

               (a) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at the time of Closing as though such representations and warranties were made at such time.

               (b) Buyer shall have performed and completed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

               (c) Buyer shall make all deliveries described in Section 7.02 and Section 7.03 of this Agreement.

               (d) The Company's payment to Walberg of the sum of Five Hundred Ninety-Four Thousand Dollars ($594,000.00), less any applicable federal income tax withholdings and employee's portion of employment taxes due, representing the amount owing by the Company to Walberg under that certain Net Profit Agreement dated March 31, 1992 by and between Walberg and the Company. Moreover, with regard to such payment to Walberg by the Company, the parties hereto acknowledge and agree that such payment shall be taken into account by the parties as necessary when making the comparisons called for by the Sellers' representations and warranties relating to the various Company financial statements as set forth in the subsection 5.01(i) hereof.

               (e) The Sellers shall pay the Company the amount owed to the Company (which amount shall be not less than the greater of the cash surrender or book value on the Closing Balance Sheet) under those Split-Dollar Life Insurance Agreements dated October 15, 1993 by and between the Company and each of the Sellers, and upon such payment, such agreements shall be terminated and the Company shall release to Sellers all of its liens, collateral assignments, and all other rights and interests in and to the insurance policies which are the subject of such Split-Dollar Life Insurance Agreements. Such payments by the Sellers under this subsection 8.03(e) may be in the form of offset against other amounts owed by the Company to Sellers at Closing.

               (f) The Company's payment to Sellers of the unpaid balance of principal and accrued interest owing to Sellers by the Company under: (i) that certain promissory note dated June 20, 1997 in the original principal amount of Fifty Thousand Dollars ($50,000.00) executed by the Company and payable to Dennis E. Rother; and (ii) that certain promissory note dated June 20, 1997 in the original principal amount of Fifty Thousand Dollars ($50,000.00) executed by the Company and payable to Larry W. Rother.

               8.04 Failure of Conditions. In the event of default by any party which is not cured prior to the Closing Date, the non-defaulting party shall have the option to rescind this Agreement in addition to all other remedies at law or in equity arising from such default, including the remedy of specific performance.

                       ARTICLE IX: INDEMNIFICATION; SETOFF

               9.01 Indemnification by Sellers. Subject to the limitations set forth in this Article IX, from and after the Closing, each Seller, jointly and severally, covenants and agrees, to reimburse and indemnify and hold Buyer (which term, for the purposes hereof shall include Buyer and the Company) harmless from, against and in respect of any and all Damages (as defined in Section 9.04 hereof) asserted against, imposed upon or incurred by Buyer by reason of or resulting from:

               (a) Any misrepresentation or omission, breach of warranty or nonfulfillment of any covenant or agreement of Sellers or the Company under this Agreement, including without limitation, the Disclosure Schedule, or any other written agreement, statement, list, certificate or other instrument furnished to Buyer by or on behalf of Sellers or the Company pursuant to this Agreement; and

               (b) any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and legal fees) arising out of or resulting from (i) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement by the Sellers; or (ii) the operation of the Company prior to the Closing save and except for ordinary operating expenses previously incurred by the Company or costs and expenses reflected on the Disclosure Schedule or in the March 31, 1999 Statements. Any incident, amount or omission described under paragraphs (a) or (b) above are herein referred to as a "Claim".

               9.02 Method of Asserting Claims, etc. Buyer will give prompt written notice to Sellers (or the appropriate Seller) of any Claim which it discovers or of which it receives notice after the Closing and which might give rise to Damages under Section 9.01 hereof, stating the nature, basis and (to the extent known) amount thereof. If the Claim under Section 9.01 involves a suit by a third party or by any governmental body, or any legal, administrative or arbitration proceeding, Sellers shall be entitled to participate therein, and, to the extent desired by them, to assume the defense thereof, and after notice from Sellers to Buyer of the election so to assume the defense thereof, Sellers will not be liable to Buyer for any legal or other expenses subsequently incurred by Buyer in connection with the defense thereof, unless Sellers do not actually assume the defense thereof following notice of such election. Buyer and Sellers will render to each other such assistance as may reasonably be required of each other in order to insure proper and adequate defense of any such suit, claim or proceeding. Buyer will not settle any Claim and incur any Damages without the written consent of the Sellers (or the appropriate Seller), which consent shall not be unreasonably withheld. Buyer and/or the Company shall assign to Sellers all right, title and interest in any Claim which is paid by Sellers hereunder.

               9.03 Right of Setoff. In order to secure Sellers' obligations pursuant to this Agreement, Buyer shall have the right to offset its Damages against the Deferred Consideration described in subsection 2.02(c) hereof, provided, however, that the amount of Damages that Buyer may be entitled to recover from the Sellers pursuant to this right of indemnity shall not be limited to the Deferred Consideration, and Buyer shall have the right to pursue any other remedies at law or in equity to which it may be entitled. Notwithstanding any other provision in this Agreement to the contrary, and pursuant to the terms of the Escrow Agreement, Buyer may instruct the escrow agent to withhold payment of any portion of the Deferred Consideration at the expiration of the one (1) year period which Buyer reasonably estimates may be required to offset Damages which it may incur based on Claims which have been made known to Buyer prior to such date.

               9.04 Damages. "Damages" as used in this Article IX shall mean demands, claims, actions or causes of action, assessments, losses, damages, liabilities, judgments, settlements, fines, out of pocket costs and expenses, including, without limitation, interest and penalties, and reasonable and actual attorneys' fees, disbursements and expenses. "Damages" shall not include (i) any amount received by the Company or Buyer from any insurance proceeds in connection with such loss or damage; nor (ii) any aggregate amount of Damages up to, but not exceeding, Eighty-five Thousand Dollars ($85,000). Buyer will use its best efforts to obtain a waiver of subrogation rights with respect to claims against the Sellers from which insurance proceeds are received.

                            ARTICLE X: MISCELLANEOUS

               10.01 Releases and Indemnification. It is acknowledged by the parties hereto that Sellers, prior to the date hereof, have either personally guaranteed or joined with the Company as a co-obligor under the leases, debt instruments, and other obligations hereinafter set forth. In connection with each such referenced lease, debt instrument, or other obligation, Buyer agrees as follows:

               (a) Leases. As soon as reasonably practicable after Closing, Buyer shall use its reasonable best efforts to procure Sellers' release from their guaranty or co-lessee obligations under the following leases or guaranties. Such releases shall evidence that the appropriate third party has fully and unconditionally released Sellers from any personal liability under such leases or guaranties as hereinafter described. If Buyer is unable to procure such releases, Buyer shall and does hereby indemnify and hold Sellers harmless from any and all resulting claims, actions, demands, losses, costs, and damages (including, without limitation, settlement costs and legal or other expenses for investigating or defending any such actions and including the loss of personal collateral pledged to secure any debt or obligation hereby indemnified) reasonably incurred by Sellers in connection with, or as a result of, their obligations under such instruments with respect to activities from and after the Closing Date: (i) Guaranty of Lease Agreement by and between Granite Chief Realty, Ltd. and Larry W. Rother dated the 19th day of August, 1994, along with a Guaranty of Lease Agreement by and between Granite Chief Realty, Ltd. and Dennis E. Rother of the same date, both guaranteeing the performance of the Company's obligations under a Standard Form of Shopping Center Lease dated August 22, 1994; (ii) Lease Contract by and between H. H. Williams and Margaret Williams and the Company and Larry Rother, Howard Rother, and Dennis Rother dated the 1st day of January, 1983; (iii) Two Year Guaranty by and between Sellers and Keleher Realty, Inc., dated the 8th day of October, 1997, whereby Sellers guarantee the performance of the Company's obligations under a certain Lease Agreement of same date; and (iv) Lease Agreements by and between Naru Chen and Larry Rother and the Company dated June 30, 1992, November 2, 1992, and August 14, 1995, all as extended per Naru Chen's letter of April 15, 1996. The indemnity obligation shall relate solely to obligations of and enforceable against the Company for liabilities and obligations accruing or arising from and after the Closing Date, and assuming there is no uncured default or claim thereunder as of the Closing Date.

               (b) Debt Instruments. Within sixty (60) days from and after the date of Closing hereunder, Buyer shall either fully and finally pay all Company indebtedness owing to the lender referenced hereinbelow, thereby terminating Sellers' obligations under the referenced guaranties or Buyer shall procure a full and unconditional release of Sellers from any personal liability under such guaranties:

               (i) A Continuing and Unconditional Guaranty dated July 30, 1997 by and between Dennis Rother and NationsBank of Texas, N.A. and a Continuing and Unconditional Guaranty of the same date by and between Larry Rother and NationsBank of Texas, N.A. whereby Sellers guarantee the full and prompt payment of all of the Company's indebtedness either owing or to become owing to such lender; and

               (ii) A Continuing and Unconditional Guaranty dated July 13, 1998 by and between NationsBank, N.A. and Dennis Rother, whereby Dennis Rother guarantees the full and prompt payment of all of the Company's indebtedness then owing or to become owing to such lender.

Provided, however, that there is no uncured default or claim under any such guaranty at the Closing Date, and all obligations guaranteed thereunder constitute obligations of and enforceable against the Company and are set forth on the Disclosure Schedule.

               (c) Other Obligations. Buyer shall and does hereby indemnify and hold Sellers harmless from any and all claims, actions, demands, losses, costs, and damages (including, without limitation, settlement costs and legal or other expenses for investigating or defending any such actions and including the loss of personal collateral pledged to secure any debt or obligation hereby indemnified) reasonably incurred by Sellers in connection with, or as a result of, their written guaranty of any other debt or obligation of the Company previously incurred in the ordinary course of business of the Company involving transactions from and after the Closing Date, provided that such obligations constitute obligations of and are enforceable against the Company.

               10.02 Company Indebtedness to Howard P. Rother and Patsy M. Rother. The parties hereto acknowledge and agree that the Company has heretofore executed a Real Estate Lien Note in the original principal amount of $200,000.00 dated August 1, 1985, payable to Howard P. Rother and wife, Patsy M. Rother of Brazos County, Texas, with an approximate present balance of $66,384.81 as of June 1, 1999. Such Real Estate Lien Note is secured by, among other things, 667 shares of Company treasury stock. The parties hereto agree that upon the Closing Date, the Company shall pay to Howard P. Rother and Patsy M. Rother, the unpaid balance of principal and accrued interest then owing under such Real Estate Lien Note obligation of the Company. Upon payment of the same, Sellers shall pay any sums they owe to such obligees and shall cause Howard P. Rother and Patsy M. Rother to simultaneously deliver the original of said note to the Company endorsed and marked "paid", along with an appropriate release of any Company stock held by Howard P. Rother and Patsy M. Rother as security under said note and any other obligations of the Company related thereto.

               10.03 Estoppel Certificates. No later than thirty (30) days after the Closing, Sellers shall cause to be delivered to Buyer estoppel letters, in form and contents satisfactory to Buyer, executed by the landlords of each of the real estate properties leased by the Company, which are not delivered to Buyer at the Closing under subsection 7.01(l) hereof with Buyer's approval.

               10.04 Notice to Suppliers. The parties hereto acknowledge and agree that Sellers shall be allowed, subsequent to Closing, to send written notice to past or present suppliers of the Company and any other Company creditors (reasonably approved by Buyer) informing such suppliers and creditors:
(i) that Sellers are no longer involved or associated with the Company as an owner, director, officer, or employee; and (ii) that Sellers will no longer be liable for any debts, liabilities, or obligations of the Company incurred on or after the Closing Date. The form of such notice shall be subject to approval by both Buyer and Sellers.

               10.05  Survival.  All statements made by Sellers herein or in the
Disclosure Schedule, or in any other document, instrument, certificate, schedule or list delivered to Buyer hereunder shall be deemed representations and warranties of Sellers regardless of any investigation made by or on behalf of Buyer. All representations, warranties, agreements, covenants and indemnifications made by the parties in this Agreement, specifically including, without limitation, the right to indemnification by Sellers and setoff against the Deferred Consideration, or in any document delivered pursuant hereto, shall survive the Closing regardless of any investigation at any time made by or on behalf of Buyer or Sellers.

               10.06 Waiver of Terms. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof but only by a written notice signed by the party or parties waiving such terms or conditions.

               10.07 Amendment of Agreement. This Agreement may be amended or supplemented at any time only by written instrument duly executed by Buyer and the Sellers.

               10.08 Payment of Expenses. Except as specified in Section 4.01, each of Sellers and Buyer shall be solely responsible for, and shall pay all of its own expenses associated with the transaction described in this Agreement, including but not limited to its accounting, consultants, legal fees, and out-of-pocket expenses incurred in connection with this Agreement, or the transactions herein contemplated. The Company shall be responsible for the routine audit costs for the regular audit for the FYE March 31, 1999, which shall be charged as an expense on the Closing Balance Sheet. All reasonable audit costs incurred by third parties associated with the inventory and preparation of the Closing Balance Sheet shall be paid by Buyer.

               10.09 Entire Agreement, Assignment, etc. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. All representations, warranties, covenants, terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and assigns of the parties hereto and the Company; provided, however, that none of the rights or obligations of any of the parties hereto may be assigned without the prior written consent of, in the case of assignment by Sellers, Buyer, or, in the case of assignment by Buyer, Sellers, which consent shall not unreasonably be withheld.

               10.10 Notices. All notices, consents, waivers or other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date (i) delivered by hand (with written confirmation of receipt), (ii) sent by telecopier (with written confirmation of receipt) with a copy mailed by certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), to the person and address set forth below:

        If to Sellers:       Dennis Rother and Larry Rother
                             P.O. Box 10071
                             College Station, TX 77842

        with a copy to:      Steven N. Allbritton, Esq.
                             West, Webb, Allbritton & Gentry, P.C.
                             1515 Emerald Plaza
                             College Station, TX  77845
        Facsimile No.:      (409) 694-8000

or to such other person or address as the Sellers may designate in writing.

        If to Buyer:         Nebraska Book Company, Inc.
                             Attention:  Mark W. Oppegard, President
                             4700 So. 19th Street
                             P. O. Box 80529
                             Lincoln, NE  68501-0529
        Facsimile No.:       (402) 421-0507

        with a copy to:      Alan D. Slattery, Esq.
                             Rembolt Ludtke & Berger
                             1201 Lincoln Mall, Ste. 102
                             Lincoln, NE  68508
        Facsimile No.:      (402) 475-5087

or to such other person or address as Buyer may designate in writing.

               10.11 Commission and Finder's Fees. Buyer and the Sellers mutually represent and warrant each to the other that none of them has retained or used the services of any individual, firm or corporation in such manner as to entitle such individual, firm or corporation to any compensation for brokers' or finders' fees with respect to the transactions contemplated hereby for which the other or the Company may be liable.

               10.12 Severability. In the event that any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

               10.13 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               10.14 Headings. The headings of the Sections and the subsections of this Agreement are inserted for the convenience of reference only and shall not constitute a part hereof.

               10.15 Governing Law. The validity of this Agreement and any other agreements entered into by and between the parties hereto in connection with the subject transaction, as well as any of the terms or provisions of the same, as well as the rights and duties of the parties hereunder and thereunder shall be governed, construed and enforced in accordance with the laws of the State of Texas, without regard to conflict of law principles.

               10.16 Jurisdiction. The parties hereto agree that this Agreement has been executed in and is partly performable in the State of Texas. Accordingly, the parties hereto agree that they are subject to the jurisdiction of the courts of the State of Texas, and any legal proceeding arising out of, under, or in connection with or in anyway related to this Agreement or any other agreements executed in connection therewith, shall be brought solely in any state or federal court of competent jurisdiction in the State of Texas.

               10.17 Exhibits. All Exhibits attached to this Agreement and the Disclosure Schedule are incorporated herein and made a part of this Agreement.

               IN WITNESS WHEREOF, this Agreement had been duly executed by the parties hereto on the day and year first above written.

ATTEST:                             NEBRASKA BOOK COMPANY, INC.

-----------------------------       By:  -----------------------------
Vice President                      Its President

SELLERS:

-----------------------------       -----------------------------------
Dennis Rother                       Larry Rother

ATTEST:                             TRIRO, INC.

-----------------------------       By: -----------------------------
Its Secretary                       Its President

                              SCHEDULE OF EXHIBITS


Exhibit A:     Stockholder List

Exhibit B:     Escrow Agreement

Exhibit C:     Disclosure Schedule

Exhibit D:     Unaudited March 31 Statements

Exhibit E:     Schedule of Fixed Assets

Exhibit F:     Covenant Not to Compete Agreements



Exhibits A through E to the Agreement for Purchase and Sale of Stock have been omitted for purposes of filing Exhibit 2.1 to the Form 8-K. Such exhibits will be made available to the Securities and Exchange Commission upon request.

--------------------------------------------------------------------------------

                                    EXHIBIT F


                        COVENANT NOT TO COMPETE AGREEMENT

               This Covenant Not to Compete Agreement ("Agreement") is made this June __, 1999, among TRIRO, INC., a Texas corporation (the "Company"), and ________________, of _______, Texas ("Rother").

                                    RECITALS

               A. Concurrent with the execution hereof, Nebraska Book Company, Inc., a Kansas corporation ("Nebraska Book") has purchased all of the capital stock of the Company from Rother and others, pursuant to the terms of an Agreement For Purchase And Sale Of Stock dated May ___, 1999 (the "Stock Purchase Agreement").

               B. The Company operates approximately 17 retail stores engaged in the sale of books and apparel, such stores located at the street addresses which are listed on Exhibit A attached hereto and incorporated herein by this reference, such business activities including the wholesale sale and distribution of books and apparel, and related administrative activities (collectively referred to as the "Business");

               C. For several years, Rother has served as an officer and director of the Company, and managed and directed that portion of its affairs which dealt with the Business, and in connection with the consummation of the Stock Purchase Agreement, Rother has terminated his employment and all other relationships with the Company; and

               D. As a condition of the Stock Purchase Agreement, Nebraska Book intends that Rother not engage in any business activity which competes with the Business on the terms set forth herein, and in order to induce Nebraska Book to effectuate the Stock Purchase Agreement, Rother agrees to the covenants contained herein.

               NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

               1. Recitals. The recitals set forth above are a material part of this Agreement and are incorporated herein by this reference.

               2. Term. The term of this Agreement shall be a period of five (5) years, commencing on the date of execution hereof, which is the date that Rother sells his stock of the Company to Nebraska Book.

               3. Consideration. In consideration of the duties and obligations of Rother hereunder, Rother acknowledges receipt of the consideration paid and benefits received as specified in the Stock Purchase Agreement as full and adequate consideration therefor.

               4. Non-Compete and Non-Interference Agreement. (a) Nebraska Book and the Company desire to preserve the goodwill of the Company by preventing Rother from engaging in certain activities competitive with the Company, including its successors and assigns, which would in the immediate future diminish the value of the assets, goodwill and business of the Company. Therefore, Rother covenants and agrees that for a period of five (5) years from and after the date hereof, Rother will not, without the prior written permission of the Company, separately or on behalf of or in conjunction with any other person or entity, either directly or indirectly, own, be employed by, render consulting services to, manage, operate, join, control or participate in the ownership, management, operation or control of, or lease any real or personal property to, any bookstore or apparel business, or any related services or retail businesses, competing with the Business, within fifteen (15) miles in any direction from any of the retail locations described on Exhibit A (the "Restricted Area"). It is understood and agreed that the foregoing sentence is intended to prevent Rother from soliciting customers and from competing with the Company for the business of its customers and clientele services in the Restricted Area; provided, however, that nothing contained herein shall prohibit Rother, with or without the Company's permission, from making a passive investment in companies that advertise and sell sports memorabilia, collegiate apparel, and related items (excluding textbooks) exclusively over the internet. The parties hereby stipulate that the time period and area covered by this Agreement are reasonable under the circumstances. Notwithstanding the foregoing, if the Company, including its successors and assigns, vacates its leased premises at either (i) 340 George Bush Drive, College Station, Texas, or (ii) 2008 E. 29th Street, Bryan, Texas, then Rother shall be permitted to relet such premises to a bookstore or apparel business to any third party other than any individual who is a bookstore manager of the Company at the date of execution hereof, and such lease shall not constitute a default under this Section 4(a) provided that Rother has no other relationship described herein with such bookstore or apparel business other than as a landlord.

               (b) Rother agrees that , for the term set forth in Section 2 hereof, he shall not, directly or indirectly, either for himself or on behalf of any other person, (i) solicit or induce, or attempt to solicit or induce, any employee or officer of the Company for the purposes of employing him or her or obtaining his or her services for hire or otherwise causing him or her to leave his or her employment with the Company or in any way interfere with the relationship between the Company and any employee of the Company, or (ii) induce, or attempt to induce, any person that is a customer, supplier or business relation of the Company to cease doing business with the Company, or in any way interfere with the business relationship between any customer, supplier or business relation of the Company.

               5. Trade Secrets. Rother possesses certain confidential information owned by the Company related to the bookstore and apparel business, and which constitutes confidential trade secrets owned solely and exclusively by the Company, and its successors and assigns. All such confidential information is herein referred to as the "Confidential Information", and includes, without limitation, the following:

        (i)  financial  information,   including  operating  statements,   sales
        information, earnings and reporting systems, bookkeeping and accounting;

        (ii) customer lists and business plan, including growth plans and strategies;

        (iii)  employee   management,   including  training  manuals,   employee
        identification and performance, compensation and incentives, employee selection and training techniques;

        (iv) pricing and marketing strategies and advertising policies;

        (v) proprietary rights in certain valuable trade names, service marks and trademarks; and

        (vi) manuals covering business practices and policies.

Rother covenants and agrees to keep secret, and not use, disclose or reveal, any portion of the Confidential Information to any person or entity other than (i) the Company and its authorized representatives; (ii) per the prior written consent of the Company to Rother; and (iii) as a consequence of a valid and enforceable order of a duly authorized regulatory body or court of competent jurisdiction. Rother shall have no right to use or to license the use of any name, mark or other intellectual property right associated with the Confidential Information. The covenants and agreements set forth in this section shall continue so long as such Confidential Information remains a trade secret of the Company and shall survive the termination of this Agreement.

               6. Severability. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remainder of this Agreement, which shall be given full effect without regard to the invalid portions. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the Company and Rother agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

               7. Default; Remedies. The parties hereto agree that the remedy at law for any breach of any covenant in this Agreement will be inadequate and the Company shall be entitled to injunctive relief, including specific performance, and setoff, in addition to any other relief to which Nebraska Book is entitled at law or in equity.

               8. Binding Effect; Assignability. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. The interest of Rother under this Agreement shall not be assignable, transferable, or subject to the claims of any creditor. The interests of the Company under this Agreement, either in whole or in part, may be assigned at its option to Nebraska Book or to any other party with an interest in any of the bookstore locations constituting the Business.

               9. Amendment. This Agreement may be amended at any time by a written instrument agreed to both by the Company and by Rother.

               10. Contingencies. The parties understand and agree that, in the event the Stock Purchase Agreement terminates or is cancelled as provided in the Stock Purchase Agreement, this Agreement shall have no further force and effect and no compensation shall be paid by Nebraska Book to Rother. This Agreement does not depend upon the execution of a similar agreement with any other party to be enforceable.

               11. Third Party Beneficiary. Nebraska Book is an intended third party beneficiary of this Agreement and Rother hereby agrees that Nebraska Book shall be fully entitled to enforce all the rights and privileges granted to the Company hereunder.

               12. Governing Law. The validity of this Agreement, as well as the rights and duties of the parties hereunder, shall be governed, construed and enforced in accordance with the laws of the State of Texas, without regard to conflict of law principles.

               13. Jurisdiction. The parties hereto agree that this Agreement has been executed in and is partly performable in the State of Texas. Accordingly, the parties hereto agree that they are subject to the jurisdiction of the courts of the State of Texas, and any legal proceeding arising out of, under, or in connection with or in anyway related to this Agreement or any other agreements executed in connection therewith, shall be brought solely in a federal or state court of competent jurisdiction in the State of Texas.

               IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

ATTEST:                             TRIRO, INC., a Texas corporation


________________________________    By _______________________________________


                                    _____________________________________
                                    _______________________

                                    NEBRASKA BOOK COMPANY, INC.,
ATTEST:                             a Kansas corporation


__________________________          By:  ______________________________
                                          Mark W. Oppegard, President

                                    EXHIBIT A

Rother's Bookstore (GB)
340 George Bush Drive
College Station, TX 77840

Bevo's Bookstore (NR)
11900 Metric Blvd., Suite B
Austin, TX 78758

Bevo's Bookstore (BW)
2304 Guadalupe
Austin, TX 78705

Bevo's Bookstore (DM)
2025 Guadalupe
Suite 146A
Austin, TX 78705

Rother's Bookstore (WS)
907 Harvey Road
College Station, TX 77840

Rother's Bookstore (SM)
425 North LBJ Dr.
San Marcos, TX 78666

Rother's Bookstore (RH)
3503 Elgin
Houston, TX 77004

Bevo's Bookstore (AC)
1202 West Ave.
Austin, TX 78701

Rother's Bookstore (RA)
625 East Apache
Tempe, AZ 85281

Rother's Bookstore (RC)
801 West 12th Street
Austin, TX 78701

Rother's Bookstore (RT)
501 North Park Ave.
Tucson, AZ 85719

Rother's Bookstore (NG)
303 College Ave.
College Station, TX 77840

Rother's Bookstore (RD)
525 Dutton Ave
Waco, TX 76706

Rother's Bookstore (RB)
2008 E. 29th Street
Bryan, TX 77802

Rother's Bookstore (AB)
2122 Central SE
Albuquerque, NM 87106

Rother's Bookstore (ST)
1603 W. Washington
Stephenville, TX 76401

Rother's Bookstore (WF)
2301 Midwestern Parkway
Suite 106
Wichita Falls, TX 76308